EXHIBIT 21 - SUBSIDIARIES
     EDISON BROTHERS STORES, INC.
       AND SUBSIDIARIES


     JANUARY 31, 1998




     The following is a grouping of subsidiary corporations by segment. All of the outstanding capital stock of the subsidiaries is owned, directly or indirectly, by the Company. All of the subsidiaries are included in the consolidated financial statements filed herein.


                                                                 No. of
                Principal                       State of       Subsidiary
     Segment    business names                 Incorporation   Corporations


     Apparel    JW/Jeans West, Oaktree,            Missouri       2
                J. Riggings, CODA,
                REPP Ltd Big & Tall,
                5-7-9 Shops, Phoenix,
                Shifty's



     Footwear   Bakers, Leeds, Precis,
                Wild Pair                          Various        3



     Other      Entertainment and Corporate-       Various        3
                Related Functions



                Foreign subsidiaries               Canada         2
                involved in retail                 Mexico         3
                operations or acquisition of       Taiwan         1
                merchandise for Apparel and      Hong Kong        1
                Footwear segments              Philippines        1
                                                                  1
                                              Missouri           17





